Exhibit 10.1

SAIFUN SEMICODUCTORS LTD.

1997 SHARE OPTION PLAN AGREEMENT

To :

We are pleased to notify you that Saifun Semiconductors Ltd. (the “Company”) has, on the              (the “Granting Date”), granted to you options (the “Options”) to purchase              (            ) Ordinary Shares of NIS 0.01 par value each, of the Company (the “Option Shares”), at the price of USD 6.67 per share (the “Exercise Price”), under the Company’s 1997 Share Option Plan (the “Plan”). The Options are issued pursuant to Section 102 of the Israel Income Tax Ordinance [New Version], as amended (the “Ordinance”) and are intended to comply with the Ordinance and its regulations and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5349-1989 (the “Rules”). The Options are subject to the terms and conditions set forth below. EXECUTION OF OPTION AGREEMENT

The Options are granted to you upon execution hereof, which execution does not oblige you to purchase any of the Option Shares.

TERM OF OPTIONS AND EXERCISE OF OPTIONS

The Options will be exercisable (i.e. vest) subject to the provisions hereof, over a period of five years (5), as provided herein below:

up to 40% of the Options upon the 24th month anniversary date of the Granting Date;

additional 20% (totaling 60% of the Options) upon the 36th month anniversary date of the Granting Date;

additional 20% (totaling 80% of the Options) upon the 48th month anniversary date of the Granting Date; and

The remaining 20% (totaling 100% of the Options) upon the 60th month anniversary date of the Granting Date.

Subject to the provisions hereof, the Options shall be exercisable by signing and returning to the Secretary of the Company a Notice of Exercise in the form attached hereto as Exhibit “A”.

Upon exercise of the Options, in whole or in part, each payment of the Exercise Price shall be in respect of a whole number of Option Shares only and shall be effected by cash payment or by a cashier’s or certified check payable to the order of the Company. Each payment shall be accompanied by a notice stating the number of Option Shares to be held by the Trustee on your behalf in accordance with the provisions of Section 102 of the Ordinance.

Until such time as the Trustee transfers the Option Shares to you, you will not be entitled to any rights as a shareholder of the Company in respect of any Option Shares, including any right to vote such shares. Upon transfer to you of the Option Shares by the Trustee as aforesaid and thereafter, you will be entitled to all the rights of a shareholder in respect of such shares.

The Company may place a legend on each share certificate delivered hereunder representing an Option Share, to the effect that such shares were acquired pursuant to an investment

TERMINATION OF EMPLOYMENT

Subject to the provisions of Section 0 hereof, if you should die or become totally disabled while in the employ of the Company or of a subsidiary thereof, or if you should be discharged or resign from the employ of the Company or of a subsidiary thereof, you, your estate or your personal representative as the case may be, shall have the right, for a period of six (6) months from the date of your death or disability, or for three (3) months from the date of discharge or resignation, to exercise any unexpired Options to the extent not exercised, but only with respect to the number of shares purchasable at the time of such termination, (i.e. the number of Options vested at such time), and to pay for any or all Option Shares covered thereby, and to the extent that such rights are exercised as provided herein, to receive a certificate therefor as provided in Section 0 hereof.

In the event of your resignation or discharge from the employ of the Company or a subsidiary, your employment shall, for the purpose of Section 0 and 0, be deemed to have ceased upon the date of delivery by you or to you of a written notice of resignation or discharge, as the case my be.

Your transfer from the employ of the Company to a subsidiary (and vise versa) or from the employ of a subsidiary of the Company to another subsidiary thereof, shall not be deemed a termination of employment for purposes hereof.

DISCHARGE FOR CAUSE

hereof to the contrary if you should be 0 and 0Notwithstanding, anything in Sections discharged from the employ of the Company or a subsidiary for reasons of negligence in the discharge of your duties, breach of fiduciary duty, willful cause of damage or loss to the Company in any fashion or similar cause, or any other breach of your employment agreement with the Company or a subsidiary, all Options granted to you under the Plan and all Options to which you may be entitled after the effective date of discharge shall ipso facto expire and terminate.

ASSIGNABILITY

Neither the Options nor the right to pay for the Option Shares and to acquire certificates therefor, shall be assignable or transferable, except by and to the extent permitted by, testamentary disposition or pursuant to the applicable laws of descent, and during your lifetime such rights shall be exercised only by yourself.

DISPUTES

Any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Company’s Board of Directors in its sole discretion and any interpretation by the Board of Directors of the terms of this Agreement shall be final, binding and conclusive.

If the Company is separated or reorganized, or merged, consolidated or amalgamated with or into another corporation while unexercised, vested Options remain outstanding, there shall be substituted for the shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class or other securities of the separated or reorganized, or merged, consolidated or amalgamated corporation which were distributed to the shareholders of the Company in respect of such shares; provided, however, that all such vested Options may be exercised in full as of the effective date of any such separation, reorganization, merger, consolidation or amalgamation, upon your written notice to the Company.

If the Company is liquidated or dissolved while unexercised vested Options remain outstanding pursuant to this Agreement, then all such outstanding Options may be exercised in full by you as of the effective date of any such liquidation or dissolution of the Company without regard to the exercise provisions of section 0 above, by you giving notice in writing to the Company of your intention to so exercise.

If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of bonus shares, stock split, combination or exchange of shares, recapitalization, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise in cash, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares subject to this Plan or subject to any Options granted, and the Exercise Price shall be appropriately and equitable adjusted so as to maintain the proportionate number of Option Shares without changing the aggregate Exercise Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding shares.

Except as provided in this Section 0, no adjustments shall be made for dividends or other rights for which the record date shall be prior to the issuance of a share certificate in respect of an Option Share.

CONTINUANCE OF EMPLOYMENT

Neither the Plan nor the granting of the Options or this Agreement shall impose any obligation on the Company or a subsidiary to continue your employment and nothing in the Plan or in the Options granted to you pursuant thereto or in this Agreement shall confer upon you any right to continue in the employ of the Company or a subsidiary or to compensation in respect of the expiration and termination of an Option or restrict your right or the right of the Company or a subsidiary to terminate such employment at any time.

TRANSFER OF SHARES

Option Shares issued to you pursuant to the exercise of the Options granted hereunder cannot be offered, sold or otherwise transferred for a period of two (2) years from the Granting Date, and thereafter only if such shares are registered for public trading or the Company determines that an exemption therefrom applies and only to the extent such exemption applies and subject to the terms and conditions of such exemption.

One of the conditions of Section 102 to the Ordinance (the Section according to which the Options are granted to you) is that the Options and/or Option Shares granted you hereunder be held on your behalf by a trustee for a period of at least twenty-four (24) months. Therefore, the Options and the Option Shares, as the case may be, shall be issued to and held for your benefit by an escrow agent designated by the Company pursuant to the Plan (the “Trustee”) for a period of twenty four (24) months from the Granting Date.

After the above holding period the Trustee may release the Options or Option Shares to you only after receipt by the Trustee of an acknowledgment from the Income Tax authorities that you have paid any applicable tax due pursuant to the Ordinance and the Rules. Another condition pursuant to Section 102 to the Ordinance is that the grant of the Options is made in consideration of a waiver of salary by the employee. Therefore, by executing this Agreement you hereby authorize the Company to deduct directly from your forthcoming salary three (3) Agorot for each Option granted to you.

You understand and acknowledge that any tax consequences resulting from the grant or exercise of the Options, from payment for shares underlying the Options or other event or act relating to the Options or the Option Shares (by the Company, any subsidiary, or yourself), shall be borne solely by you.

You hereby agree and undertake to indemnify the Company and its subsidiaries and hold it and each of them harmless against and from any tax liability, including interest and penalties thereon, which may be incurred as a result of the granting or exercise of an Option or the issuance of Option Shares pursuant to such Options, or otherwise arising out of this Agreement.

You hereby undertake towards the Company and the Income Tax Authorities not to transfer any of the shares if such transfer is tax free or to request any tax exemption on such transfer until the required tax has been paid.

Upon registration of the Option Shares on any stock exchange, you undertake to immediately notify the Company and the Trustee of your request, if any, to the Income Tax authority pursuant to Rule 6(b) of the Rules to delay the payment of tax.

In the event that the share dividend (bonus shares) is declared on Option Shares, such dividend shares shall be subject to the provisions of this Agreement and the holding period for such dividend shares shall be determined from the beginning of the holding period for Option Shares from which the dividend was declared.

The exemption under Section 102 of the Ordinance shall be forfeited and you shall be required to pay any applicable tax promptly at such time as (a) your employment is terminated during the two year holding period (other than because of death or some other reason acceptable to the Income Tax authority); (b) the Company or you fail to comply with one or more of the conditions for the exemption as required by the Ordinance, Rules or Income Tax authority; or (c) the Income Tax authority withdraws or cancels the exemption for the Plan or for you specifically. Notwithstanding the loss of an exemption, the Trustee shall continue to hold the Options (to the extent the Options remain exercisable following termination of employment) or the Option Shares for the remainder of the applicable holding period under Section 102 of the Ordinance.

This Agreement is issued under the Plan and is subject to all of the terms and provisions of the Plan. In the event of any conflict between the terms of this Agreement and that of the Plan, the terms of the Plan shall prevail.

GOVERNING LAWS

The Plan and all instruments issued thereunder, including but not limited to this Agreement, shall be subject to, governed by and interpreted in accordance with the laws of the State of Israel.

Sincerely yours,

SAIFUN SEMICONDUCTORS LTD.
By:
Date: